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                                  ESPS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
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                                   ARTICLE I
                                 Introduction

         Sec. 1.01 Statement of Purpose. The purpose of the ESPS, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its subsidiaries an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company. The Plan will be implemented if and when the Company has a public offering of its stock. The Plan must be approved by the shareholders of the Company within 12 months after the date on which the Plan is adopted.

         Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

         Sec. 1.03 ERISA Considerations. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.


                                  ARTICLE II
                                  Definitions

         Sec. 2.01 "Board of Directors" means the Board of Directors of the Company.

         Sec. 2.02 "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

         Sec. 2.03 "Committee" means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 6.03.

         Sec. 2.04 "Company" means ESPS, Inc.

         Sec. 2.05 "Effective Date" shall mean the date on which the underwriting agreement between the Company and the principal underwriters for the Company's Public Offering is executed.

         Sec. 2.06 "Election Date" means the Effective Date and each January 1 and July 1 thereafter, or such other dates as the Committee shall specify.
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         Sec. 2.07 "Eligible Employee" means each employee of the Employer (i)
who is classified by the Employer as a full or part-time employee (and not as an independent contractor), (ii) whose customary employment is for more than 20 hours per week and for more than five months per year, and (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

         Sec. 2.08 "Employer" means the Company and each Subsidiary.

         Sec. 2.09 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

         Sec. 2.10 "Market Value" means the last price for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, "Market Value" means the last reported price for the Stock on the day next preceding the date of reference for which such price was reported, or, if there was no such reported price, the fair market value of the Stock as determined by the Committee.

         Sec. 2.11 "Participant" means each Eligible Employee who elects to participate in the Plan.

         Sec. 2.12 "Plan" means the ESPS, Inc. Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

         Sec. 2.13 "Plan Year" means each calendar year during which the Plan is in effect.

         Sec. 2.14 "Public Offering" means the effective date of the initial registration of the Company's Stock under Section 12(g) of the Exchange Act.

         Sec. 2.15 "Purchase Agreement" means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

         Sec. 2.16 "Purchase Date" means the last day of each Purchase Period.

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         Sec. 2.17 "Purchase Period" means each six-month period or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations (or a lump sum deposit if permitted under Section 4.05(b)). The initial Purchase Period shall begin on the Effective Date and end on December 31, 1999.

         Sec. 2.18 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 4.03.

         Sec. 2.19 "Stock" means the common stock of the Company.

         Sec. 2.20 "Subsidiary" means any present or future corporation (i) which constitutes a "subsidiary corporation" of the Company as that term is defined in section 424 of the Code and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other foreign subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.


                                  ARTICLE III
                          Admission to Participation

         Sec. 3.01 Elections to Participate. An Eligible Employee may elect to participate in the Plan and to become a Participant effective as of any Election Date after the Eligible Employee's date of hire. An Eligible Employee may make such election by executing and filing with the Committee a Purchase Agreement at least 10 days before the Election Date as of which the election is to be effective (or within such other period as the Committee shall prescribe). A Participant's Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 3.02 or a change under
Section 4.05.

         Sec. 3.02 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Unless the Committee determines otherwise, a Participant's election to discontinue participation in the Plan shall be made at least 10 days before the next Purchase Date. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant and the Participant shall receive payment of any funds held in his or her account under the Plan.

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         Sec. 3.03 Readmission to Participation. Any Eligible Employee who has
previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at least 10 days before the Election Date (or within such other period as the Committee shall prescribe).


                                  ARTICLE IV
                           Stock Purchase and Resale

         Sec. 4.01 Reservation of Shares. There shall be 350,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with Section 5.02. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

         Sec. 4.02 Limitation on Shares Available.

     (a) The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 4.01.

     (b) Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase under the Plan), is one less than such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.


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         Sec. 4.03 Purchase Price of Shares. Before the beginning of each
Purchase Period, the Committee shall establish the method for determining the Purchase Price per share of the Stock to be sold to Participants for the Purchase Period. Unless the Committee determines otherwise, the Purchase Price per share shall be the lower of (i) 85% of the Market Value of such share on the first day of the Purchase Period or (ii) 85% of the Market Value of such share on the Purchase Date. The Board of Directors may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than 85% of such Market Value. The Purchase Price per share of the Stock to be sold to Participants for the initial Purchase Period beginning on the Effective Date shall be the lower of (i) the Market Value per share on the Effective Date or (ii) 85% of the Market Value per share on the Purchase Date.

         Sec. 4.04  Exercise of Purchase Privilege.

              (a) As of the first day of each Purchase Period, each Participant shall be granted an option to purchase shares of Stock at the Purchase Price specified in Section 4.03. The option shall continue in effect through the Purchase Date for the Purchase Period. The maximum number of shares that a Participant may purchase during a Purchase Period is 2000 shares. The Committee may also impose a maximum limit on the number of shares that may be purchased by all Participants during a Purchase Period, which limit shall be imposed uniformly according to Section 5.01. Subject to the provisions of Section 4.02 above and Section 4.04(c), on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

              (b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole shares of Stock as can be purchased with the amounts withheld from the Participant's compensation (or deposited by the Participant as described in Section 4.05(b)) during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

              (c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

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         Sec. 4.05  Payroll Deductions and Deposits.

              (a) Each Participant shall authorize payroll deductions from his or her base compensation for the purpose of funding the purchase of Stock pursuant to their Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of base compensation (that is, regular base wages, salary and commissions, excluding payments for overtime, bonuses, incentive compensation and other compensation) during a Purchase Period of an amount equal to a whole percentage (from 1% to 15%) of the Participant's base compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant's filing with the Committee a notice in such form and at such time in advance of the Election Date on which the change is to be effective as the Committee shall prescribe.

              (b) The Committee may allow Participants to deposit funds with the Company to be used for the purpose of purchasing Stock pursuant to their Purchase Agreements, instead of or in addition to payroll deductions pursuant to
Section 4.05(a). The total amount that a Participant may contribute to the Plan during a Purchase Period (through payroll deductions and deposits) may not exceed 15% of the Participant's base compensation for the Purchase Period. The Committee shall designate the dates by which any such deposits must be made for a Purchase Period.

         Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions (and any deposits made by a Participant pursuant to Section 4.05(b), if permitted by the Committee). All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

         Sec. 4.07 Share Ownership; Issuance of Certificates.

              (a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

              (b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant, (ii) issuing and delivering certificates for the number of shares of Stock purchased by Participants to a firm


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which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship or in such other form as the Committee may permit. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant's name as tenant in common with the Participant's spouse, with or without right of survivorship.

              (c) The Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

              (d) If, under Section 4.07(b), certificates for Stock are held for the benefit of the Participant, any dividends payable with respect to shares of Stock credited to a shareholder account of a Participant established pursuant to
Section 4.07(b) will, at the Participant's election, either (i) be reinvested in shares of Stock and credited to the Participant's account or (ii) paid directly to the Participant. If dividends are reinvested in shares of Stock, such reinvestment shall be made based on the Market Value of the Stock at the date of the reinvestment, with no discount from Market Value.

         Sec. 4.08 Distribution of Shares or Resale of Stock.

              (a) A Participant may request a distribution of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

              (b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established pursuant to Section 4.07(b), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

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         (c) If a Participant is to receive a distribution of shares of Stock, or if shares are to be sold, the distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash. Any brokerage commissions resulting from a sale of Stock shall be deducted from amounts payable to the Participant.


                                   ARTICLE V
                              Special Adjustments

         Sec. 5.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available or allowed for purchase under the Plan, the following events shall occur:

              (a) The number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

              (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares under Section 4.01 is exhausted, unless the Board acts to increase the number of available shares pursuant to Section 6.04.

         Sec. 5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.01, the maximum number of shares that may be purchased during a Purchase Period pursuant to Section 4.04(a), and the calculation of the Purchase Price per share may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

         Sec. 5.03 Corporate Transactions. In the event of a proposed dissolution or liquidation of the Company, the Purchase Period then in effect will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of Company with or into another corporation, each option under the Plan shall be assumed, or an equivalent option shall be substituted, by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee decides, in lieu of such assumption or substitution, to terminate the Plan and to shorten the Purchase Period then in effect by setting a new Purchase Date (the "New Purchase Date"). If the Committee shortens the Purchase Period then in effect, the Committee shall notify each


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Participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date the Participant withdraws from the Purchase Period as provided in Section 3.02.


                                  ARTICLE VI
                                Miscellaneous.

         Sec. 6.01 Non-Alienation. Except as set forth below, the right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime and may not be assigned or otherwise transferred by the Participant. If a Participant dies, unless the executor, administrator or other personal representative of the deceased Participant directs otherwise, any amounts previously withheld from the Participant's compensation (or deposited pursuant to Section 4.05(b) before the Participant's death) during the Purchase Period in which the Participant dies shall be used to purchase Stock on the Purchase Date for the Purchase Period. After that Purchase Date, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant all shares of Stock and such residual amounts as may remain to the Participant's credit under the Plan.

         Sec. 6.02 Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Stock directed by Participants).

         Sec. 6.03 The Committee. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, requests for distribution of shares, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee's interpretations and decisions with respect to the Plan shall be final and conclusive.


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         Sec. 6.04 Amendment of the Plan. The Board of Directors may, at any
time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the shareholders under Section 423 of the Code shall be submitted to the shareholders of the Company for approval.

         Sec. 6.05 Expiration and Termination of the Plan. The Plan shall continue in effect for ten years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's compensation or deposited by the Participant which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

         Sec. 6.06 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

         Sec. 6.07 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to 1300 Virginia Drive, Suite 215, Fort Washington, PA 19034, or such other address as the Committee designates. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

         Sec. 6.08 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

         Sec. 6.09 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

         Sec. 6.10 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.


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